UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2020

Hemp Technology, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-56135

Wyoming	94-0490694
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3000, 421 – 7th Avenue SW Calgary, Alberta, Canada	T2P 4K9
(Address of principal executive offices)	(Zip Code)

(437) 230-7399

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, Par Value $0.001	HPTY	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry Into a Material Definitive Agreement

Bulk Asset Sale Purchase Agreement

Hemp Technology, a Wyoming corporation (the “Registrant” or “the Company”) and its wholly owned subsidiary 4033001, a newly formed Wyoming Corporation entered into a Bulk Asset Sale Purchase Agreement with Vanessa Miskuski and Chad Costa (see Exhibit 10.6).

Under the terms of the Bulk Asset Sales Purchase Agreement Vanessa and Chad Costa agreed to sell to 4033001, the Registrant’s subsidiary, the following bulk assets, valued at $100,000, in exchanged for 1,000,000,000 unregistered restricted common shares of the Registrant:

1. Intellectual Property pertaining to the scientific product formulas for:

a. Dog

b. Cat

c. Horse

d. Hip and joint products

2. Trademarks/Service Marks (Canadian Registration Number: TMA1073077)

3. Web domain and profile names

4. Product design and packaging

5. Marketing material

6. Promotion presentations banners posters and flyers;

7. Former on-line customer lists.

These bulk assets were formerly owned by Pettanicals Pet Treats, Inc., a private Canadian company, which has been dissolved in accordance with section 314(1) of the British Columbia Business Corporations Act. Their assets are now the property of the former two owners.

Management believes that by purchasing these assets, it may be able to revive the pet vitamin business, which is now defunct. There are no assurance or guarantees that management will be successful or able to revive this former business.

Item 3.02 Unregistered Sales of Equity Securities

Issuance of 1,000,000,000 unregistered restricted shares

On June 18, 2020, the Effective Time of the Bulk Asset Purchase Agreement, the Registrant, on behalf of its subsidiary 4033001 issued 1,000,000,000 unregistered restricted common shares, representing approximately 4.5% of the total issued and outstanding common shares to two shareholders (Vanessa Miskuski and Chad Costa) in order to satisfy the terms of a Bulk Asset Purchase Agreement. The shares were issued to the two shareholders as follows: 600,000,000 unregistered restricted common shares to Vanessa Miskuski; and 400,000,000 unregistered restricted common shares to Chad Costa.

The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

Vanessa Miskuski and Chad Costa have a long-term pre-existing business relationship with the Company. The Company did not engage in any form of general solicitation or general advertising in connection with this transaction. Vanessa Miskuski and Chad Costa were provided access to all material information, and were afforded access to our management in connection with this transaction. These shareholders acquired these securities for investment purposes and not with a view toward distribution, acknowledging such intent to us. They understood the ramifications of their actions. The shares of common stock issued contained a legend restricting transferability absent registration or applicable exemption.

Item 8.01 Other Events

Conflict of Interest

Chad Costa, the recipient of 400,000,000 shares from this Bulk Asset Sale Purchase transaction is the president of the Registrant. Prior to this transaction, Chad Costa beneficially owned 5,226,570,902 common shares which represented approximately 30% of the issued and outstanding shares.

A “conflict of interest” exists when a company officer’s private interest (or the interest of a member of his or her family) interferes with or appears to interfere with the interests of the Company. A conflict of interest can arise when the individual (or a member of his or her family) acts or has interests that may make it difficult for him or her to objectively and effectively perform his or her work for the Company. Conflicts of interest also can arise when the individual, or a member of his or her family, receives improper personal benefits because of his or her position in the Company.

In order to avoid any conflict of interest or interested party transaction, the majority of shareholders, with the abstention of Chad Costa, voted in favor to approve this Bulk Sale Purchase Agreement.

Item 9.01 – Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits:

Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
10.6	Bulk Asset Purchase Agreement, among Hemp Technology, its subsidiary 3023001, Vanessa Miskuski and Chad Costa.	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Hemp Technology, Inc. Registrant

Date: June 18, 2020	/s/ Michael Shenher
Michael Shenher
Chief Executive Officer